Exhibit 99.1

Tradeweb to Acquire Trumid, Expanding Tradeweb’s Credit Capabilities Across the Entire Bond Lifecycle and Further Differentiating its Multi-Asset Class Platform

Combines complementary dealer and buy-side protocols, client relationships, and data to accelerate innovation and deepen access to liquidity

Connects new issue origination with secondary trading at scale

Expected to be accretive to Tradeweb’s adjusted earnings per share within first full year following closing

Tradeweb to host conference call on October 20, 2026, at 8:30 AM EDT to discuss acquisition

NEW YORK – October 19, 2026 – Tradeweb Markets Inc. (Nasdaq: TW) (“Tradeweb” or the “Company”), a global leader in electronic trading facilitating more than $3.0 trillion in value per day across asset classes, announced that it has entered into a definitive agreement to acquire Trumid Holdings, LLC (“Trumid”), a financial technology company and electronic credit trading marketplace, for a purchase price of approximately $1.97 billion, subject to customary adjustments, which is comprised of $1.75 billion for the business and approximately $220 million1 for tax assets being acquired.

Tradeweb and Trumid share a strong and established commitment to technology and innovation; the platforms have highly complementary trading protocols developed through close collaboration with the dealer community. The combined suite of credit trading products will further differentiate Tradeweb’s multi-asset class platform, in part by expanding into earlier stages of the bond lifecycle, going from trade inception to the secondary market on one platform, creating a new differentiated capability for the industry.

Billy Hult, CEO of Tradeweb, said: “This acquisition represents an important step forward in our ambition to make credit markets more efficient and provide clients with smarter ways to access liquidity. We believe U.S. credit represents a significant long-term growth opportunity, particularly as the market continues to embrace electronic execution and as clients seek increasingly sophisticated solutions to navigate liquidity and achieve better outcomes. Trumid has built an innovative platform that is well positioned for where the market is headed. By bringing our capabilities together under Tradeweb, we can accelerate innovation, broaden the solutions we offer clients, and create an even more differentiated trading experience. We are excited about this combination and the value we can deliver together to clients over the long term.”

Mike Sobel, Co-CEO and President of Trumid, said: “We look forward to incorporating our innovative protocols, agile technology, and collaborative client-centric approach to product development into Tradeweb’s global footprint and client network. Our teams share dual passions for technology and client experience. Together, we’ll build on what we’ve created, accelerate innovation, and deliver an even stronger and more intelligent trading experience for our combined networks of buy and sell-side clients globally. I’m personally excited to continue the momentum as part of the Tradeweb team.”

Strategic Rationale and Financial Benefits

The acquisition is expected to further differentiate Tradeweb’s platform and deliver compelling strategic and financial benefits, including:

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Creating a differentiated multi-protocol credit offering. Combining the best of the platforms’ shared protocols with the unique workflows from each, including Tradeweb AllTrade and Trumid’s Swarms and Attributed Trading, will enable clients to access a broader range of liquidity pools. The ecosystem of protocols will be enhanced with automation and AI-enabled trade decisioning tools and differentiated data and analytics offerings.

[1]	Net present value based on 7% discount rate

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Positioning Tradeweb earlier in the credit lifecycle. The acquisition will expand Tradeweb’s capabilities into grey markets and new issue trading, positioning the Company to capitalize on increased bond issuance and continued electronification across these markets.

•

Strengthening dealer relationships and product delivery. Both organizations share a strong commitment to the dealer community and maintain deep relationships with leading global banks, creating opportunities to accelerate adoption and bring new solutions to the market.

•

Expanding Tradeweb’s penetration across market participants. Tradeweb’s established partnership with the largest institutional investors across asset classes complements Trumid’s strong footprint with hedge funds and systematic market participants.

•	Scaling credit innovation globally. Combining Tradeweb’s global reach with Trumid’s nimble approach to U.S. product development will scale credit innovation in both developed and emerging markets.

•

Delivering attractive financial benefits. The transaction is expected to be accretive to Tradeweb’s adjusted earnings per share within the first full year following closing. The accretion is expected to increase in each subsequent year as expense synergies are realized.

Additional Transaction Details

Under the terms of the agreement, the total consideration for the transaction will consist of approximately $1.89 billion of cash, subject to customary adjustments, and $82 million in equity. The cash portion of the consideration is expected to be funded primarily through cash on hand.

The transaction has been unanimously approved by the Boards of Directors of Tradeweb and Trumid, and is subject to customary closing conditions, including the receipt of regulatory approvals. It is targeted to close in the first half of 2027.

Conference Call Information

Tradeweb will discuss the transaction on a conference call for investors on October 20, 2026, at 8:30 AM EDT. A live webcast and accompanying presentation will be available through the Investor Relations section of Tradeweb’s website. A replay will be available following the call.

•	To join the call via audio webcast, click here.

•	To join the call via phone, click here to register in advance. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

As previously announced, the Company will release financial results for the third quarter of 2026 on October 29, 2026, at approximately 7:00 AM EDT, followed by a conference call at 9:30 AM EDT. Details can be found on the Investor Relations section of the Company’s website.

Advisors

Morgan Stanley & Co. LLC is acting as exclusive financial advisor to Tradeweb. Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Trumid. Fried, Frank, Harris, Shriver & Jacobson LLP and Simpson Thacher & Bartlett LLP are acting as legal advisors for Tradeweb. Latham & Watkins LLP is acting as legal advisor for Trumid.

About Tradeweb Markets

Tradeweb Markets Inc. (Nasdaq: TW) is a leading global operator of electronic marketplaces for rates, credit, equities, and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing, and reporting for more than 50 products to clients in the institutional, wholesale, retail, and corporates markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution, and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 3,000 clients in more than 85 countries. On average, Tradeweb facilitated more than $3.0 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.

About Trumid

Trumid is a financial technology company and leading fixed income electronic trading platform focused on U.S. dollar-denominated Investment Grade, High Yield, Distressed, and Emerging Market bonds. Trumid optimizes the credit trading experience by combining agile technology and market expertise, with a focus on product design. The result is a differentiated ecosystem of protocols and trading solutions delivered within one intuitive platform.

Tradeweb Media Contacts:

Daniel Noonan

+1 646 767 4677

Daniel.Noonan@Tradeweb.com

Savannah Steele

+1 646 767 4941

Savannah.Steele@Tradeweb.com

Tradeweb Investor Contacts:

Ashley Serrao

+1 646 430 6027

Ashley.Serrao@Tradeweb.com

Sameer Murukutla

+1 646 767 4864

Sameer.Murukutla@Tradeweb.com

Trumid Media Contact:

Trumid Press

+1 212 618 0300

Press@Trumid.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our proposed acquisition of Trumid, the anticipated timing of the proposed acquisition, the potential benefits of the proposed acquisition, the expected synergies, including expense synergies, of the proposed acquisition, the estimated tax assets, our plans, objectives, expectations and intentions regarding Trumid, our and Trumid’s potential future performance, including the expected impact of the proposed acquisition on us, the industry and markets in which we and Trumid operate, as well as our other expectations, beliefs, plans, strategies, objectives, prospects and assumptions and other future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Risks and uncertainties include, among others, risks related to our ability to consummate the proposed acquisition on a timely basis or at all, secure regulatory approvals on the terms expected, successfully integrate Trumid’s operations, implement our plans, objectives, expectations and intentions with respect to Trumid’s business and realize the expected benefits and synergies from the proposed acquisition. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this press release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this press release. In addition, even if future events, our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this press release, they may not be predictive of events, results or developments in future periods.

Any forward-looking statement that we make in this press release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

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